Exhibit 99.1

Intrusion Inc. Reports First Quarter 2026 Results

Continued adoption of Shield technology supports the Company’s expected transition to profitability in fiscal 2026

PLANO, Texas, May 14, 2026 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ) (“Intrusion” or the “Company”), a leader in cyberattack prevention solutions, announced today financial results for the first quarter ended March 31, 2026.

Recent Financial & Business Highlights:

•	Secured a $4 million contract to deliver our cyber threat intelligence and critical infrastructure protection technology to a state government agency.

•	Entered into a $3 million secured financing agreement to strengthen liquidity position and support near-term operating priorities.

•	Launched the P.O.S.S.E (Protecting Our Sheriff's Security Everywhere) Program in February through a partnership with PortNexus that utilizes Shield On-Premise to help protect law enforcement from cyber threats.

“Our first quarter results primarily reflect the timing impact of the previously disclosed contract extension delay related to our critical infrastructure technology with the Department of War that was driven by federal funding and procurement delays,” said Tony Scott, CEO of Intrusion. “We expect to recover this revenue in future periods as federal funding resumes and procurement activity returns to more typical levels. Furthermore, we continue to remain confident that we will see further expansion of our critical infrastructure solution both domestically and internationally with the Department of War throughout 2026 and beyond.”

Mr. Scott concluded, “As we look ahead to the remainder of fiscal year 2026, we are optimistic that we will see an improvement in our financial results. This is supported by strengthening sales momentum, including broader adoption of the P.O.S.S.E Program through our partnership with PortNexus, and the recent award of a $4 million contract to provide our cyber threat intelligence and critical infrastructure protection solutions to a state government agency. These developments give us great confidence that Intrusion remains on track to achieve profitability by the end of the fiscal year and deliver value for our shareholders.”

First Quarter Financial Results

Revenue for the first quarter of 2026 was approximately $0.9 million, representing a decrease of 50% on a year-over-year basis. Performance continued to be impacted by delays in the award of a key U.S. government contract. The Company remains optimistic that a meaningful portion of the associated revenue will be realized in future periods subject to final award timing and funding approvals.

The gross profit margin was 74% for the first quarter of 2026, down slightly from the prior year period. Gross margin varies based on product mix.

Operating expense for the first quarter of 2026 was $4.2 million, up $0.8 million compared to the first quarter of 2025.

Net loss for the first quarter of 2026 was $3.6 million, or $(0.18) per share, which is down $1.5 million when compared to prior year performance.

As of March 31, 2026, cash and cash equivalents were $1.4 million. In early April, the Company entered into a $3 million secured financing agreement, strengthening its liquidity position and supporting near-term operating priorities. The facility provides additional financial flexibility to execute on strategic initiatives.

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Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M. EDT. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 624002. The call will also be webcast live (LINK) For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EDT until May 28, 2026, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 53875. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas, specializing in advanced threat intelligence. At the core of its capabilities is TraceCop, a proprietary database that catalogs the historical behavior, associations, and reputational risk of IPv4 and IPv6 addresses, domain names, and hostnames. Built on years of gathering global internet intelligence and supporting government entities, this data forms the backbone of Intrusion's commercial solutions.

Its most recent solution is Intrusion Shield - a next-generation network security platform designed to detect and prevent threats in real time. In observe mode, Shield delivers analytical insights powered by Intrusion's exclusive data, helping organizations identify unseen patterns and previously unknown risks. In protect mode, it monitors traffic flow and automatically blocks known malicious and unknown connections from entering or exiting the network - providing a powerful defense against Zero-Day threats and ransomware. By integrating Shield into a network, organizations can elevate their overall security posture and enhance the performance of their broader cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained herein, including statements regarding our financial position; our ability to continue our business as a going concern; our business, sales, and marketing strategies and plans; our ability to successfully market, sell, and deliver our Intrusion Shield commercial product and solutions to an expanding customer base; are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements contained in this press release include, but are not limited to, such statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as the same may be updated from time to time.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,366	$3,624
Accounts receivable, net of allowance of $0.1 million	37	131
Prepaid expenses and other assets	602	476
Total current assets	2,005	4,231
Noncurrent Assets:
Property and equipment:
Equipment	2,971	2,917
Capitalized software development	5,861	5.663
Leasehold improvements	18	18
Property and equipment, gross	8,850	8,598
Accumulated depreciation and amortization	(4,687)	(4,313)
Property and equipment, net	4,163	4,285
Finance leases, right-of-use (“ROU”) assets, net	193	222
Operating leases, ROU assets, net	1,320	1,392
Other assets	256	257
Total noncurrent assets	5,932	6,156
TOTAL ASSETS	$7,937	$10,387

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable, trade	$1,049	$492
Accrued expenses	519	357
Finance lease liabilities, current portion	127	167
Operating lease liabilities, current portion	146	266
Deferred revenue	1,044	503
Total current liabilities	2,885	1,785

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	5	6
Operating lease liabilities, noncurrent portion	1,348	1,319
Total noncurrent liabilities	1,353	1,325

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock, $0.01 par value: Authorized shares – 5,000; Issued shares – 0 in 2026 and 2025	–	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 20,370 in 2026 and 20,117 in 2025; Outstanding shares – 20,369 in 2026 and 20,116 in 2025	204	201
Common stock held in treasury, at cost – 1 share(s)	(362)	(362)
Additional paid-in capital	134,529	134,547
Accumulated deficit	(130,629)	(127,066)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	3,699	7,277
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,937	$10,387

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INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$888	$1,775
Cost of revenue	229	432

Gross profit	659	1,343

Operating expenses:
Sales and marketing	1,631	1,184
Research and development	1,451	1,218
General and administrative	1,149	1,034

Operating loss	(3,572)	(2,093)

Interest expense	(11)	(29)
Other income (expense), net	20	24

Net loss	$(3,563)	$(2,098)

Net loss per share:
Basic	$(0.18)	$(0.11)
Diluted	$(0.18)	$(0.11)

Weighted average common shares outstanding:
Basic	20,274	19,216
Diluted	20,274	19,216

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